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                                                        ----------------
                                                        REDACTED VERSION
                                                        ----------------

                                 EXHIBIT 10.21


                                       TO

                               ICOS CORPORATION'S

                                   FORM 10-K

                               FOR THE YEAR ENDED

                               DECEMBER 31, 1996




          "[    *    ]" = omitted, confidential material, which material has
been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.21
                                      ICOS
                               SERVICES AGREEMENT

          THIS ICOS SERVICES AGREEMENT ("Agreement") is made as of this 6th day of February, 1997, by and between ICOS CORPORATION, a Delaware corporation ("ICOS"), and SUNCOS CORPORATION, a Delaware corporation ("Company").

                                    RECITALS

          WHEREAS, ICOS, Suntory Limited, a Japanese corporation ("Suntory"), and the Company have entered into that certain Shareholders' Agreement, dated December 18, 1996, ("Shareholders' Agreement"), with respect to the organization and capitalization of the Company to engage in the development, manufacture, production and sale of PAF-AH Products (as defined in the Shareholders'
Agreement) [    *     ] in the Field of Activity (as defined in the
Shareholders' Agreement);


          WHEREAS, ICOS is willing to provide or cause to be provided certain services to the Company as described below and in accordance with the terms set forth below;

           NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

        1.01       INCORPORATION BY REFERENCE

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Shareholders' Agreement.

        1.01       ADMINISTRATIVE SERVICES

           The term Administrative Services shall mean those services more fully described in Article III.

        *   Confidential Treatment Requested

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        1.03       PARTY

           The term Party shall mean ICOS or the Company or, when used in the plural, ICOS and the Company.

        1.04       SUBSIDIARY

          The term Subsidiary shall mean a corporate entity other than ICOS, of which at least fifty percent (50%) of the voting stock is owned or controlled, directly or indirectly, by ICOS.

                                   ARTICLE II

                          MANAGEMENT SUPPORT SERVICES

        2.01       TYPES OF SERVICES

          For the term of this Agreement, ICOS shall make available to the Company the following services in connection with the Field of Activity as the Company requests:

                [    *     ].


        2.02       PERSONNEL

          ICOS shall make available to the Company the services described in
Section 2.01. Upon request of the Company, ICOS shall assign to the Company various personnel or consultants retained by ICOS to provide such services.
Such personnel or consultants shall report directly to the Chief Executive Officer of the Company or his designee and carry out their reasonable and lawful orders in connection with the furnishing of such services as described in
Section 2.01. Such personnel or consultants shall be compensated by ICOS and shall remain as employees or consultants of ICOS.

                                  ARTICLE III

                            ADMINISTRATIVE SERVICES

        3.01       ADMINISTRATIVE SERVICES

          ICOS shall make available to the Company the services of its [ * ] to advise and assist the Company with respect to matters falling within the areas of expertise of these various departments, as the Company requests.


        *   Confidential Treatment Requested

        3.02       REQUESTS AND TIMING OF SERVICES

          The Administrative Services under this Article III shall be made available to the Company in accordance with written requests made by the Company and shall be performed by ICOS's internal staff groups which generally perform such services for ICOS. These Administrative Services shall be provided by ICOS in a reasonably prompt manner subject to the availability of personnel and the level of tasks generally demanded of the ICOS staff groups involved.

                                   ARTICLE IV

                              CHARGES FOR SERVICES

        4.01       CHARGES FOR SERVICES

           Services supplied to the Company by ICOS under Articles II and III shall be charged on the following basis:

                (a) Employees of ICOS and Subsidiaries.  The Company will be
                    ----------------------------------
charged [    *     ].

                (b) Consultants.  The Company will be charged [    *    ]
                    -----------
provided such charges are reasonable.

        4.02       REIMBURSEMENT AND RECORD KEEPING

          For all services supplied to the Company by ICOS under Articles II and III hereunder, the Company shall make reimbursement to ICOS monthly within thirty (30) days after receipt of ICOS' invoice therefor. Copies of ICOS's invoices shall be provided to Suntory at the same time they are submitted to the Company. ICOS shall keep reasonable records as evidence of the above costs for periods of not less than the most recent three (3) years and shall allow the Company to examine such records at reasonable times.

                                   ARTICLE V

                                 RESPONSIBILITY

        5.01       RELATIONSHIP OF THE PARTIES

Nothing in this Agreement shall be construed as: (a) an assumption by ICOS of any obligation to increase the sales or profits of the Company or otherwise to guarantee


        *   Confidential Treatment Requested

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the success of the Company's operations; (b) an assumption by ICOS of any financial obligation to or of the Company; (c) the creation of any relationship of employment between the Company and employees or consultants of ICOS, its Subsidiaries or associated companies; (d) an assumption by ICOS of any responsibility for the work performed by outside suppliers employed by the Company at the suggestion or recommendation of ICOS; or (e) the delegation of any function or authority of the Company to ICOS; it being understood that ICOS will make recommendations and offer advice pursuant to this Agreement but that all decisions with respect thereto and otherwise shall be and remain dependent upon appropriate action of the Board of Directors or the authorized officers of the Company.

                                   ARTICLE VI

                                      TERM

        6.01       TERM

           This Agreement shall come into effect as of the date hereof and shall
remain in full force and effect until [    *     ].

        6.02       DEFAULT

          In the event that a Party (the "Defaulting Party") shall (a) fail to make any payment hereunder when and as due, or otherwise default in its obligations hereunder and fail to remedy such default within sixty (60) days after such default shall have been called to its attention by notice from another Party, (b) become bankrupt or insolvent, or file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankruptcy, (c) go or be placed in a process of complete liquidation other than in connection with a continuation of the business of the Company in some other legal form, or (d) suffer the appointment of a receiver for any substantial portion of its business who shall not be discharged within sixty (60) days after his appointment, then, and in any such event, the other Party, at its option, may terminate its obligations to and the rights of the Defaulting Party under this Agreement upon ten (10) days' written notice to the Defaulting Party, which termination shall be effective as of the occurrence of the event giving rise to the option to terminate.

                                  ARTICLE VII

                                    NOTICES

        *   Confidential Treatment Requested

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        7.01       METHOD AND ADDRESSES

          All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by telex or facsimile, and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of such sending):

        "ICOS"          ICOS Corporation
                        22021 - 20th Avenue S.E.
                        Bothell, WA 98021
                        U.S.A.
                        Attn:  President

        With a copy to: Perkins Coie
                        1201 Third Avenue, 40th Floor
                        Seattle, WA 98101-3099
                        U.S.A.
                        Attn:  James R. Lisbakken, Esq.

        "Company"       Suncos Corporation
                        c/o Suntory Limited
                        The Garden Court 8-F
                        4-1 Kioi-cho, Chiyoda-ku
                        Tokyo 102, Japan
                        Attn:  President
                               Pharmaceutical Division

Any Party by giving notice to the others in the manner provided above may change such Party's address for purposes of this Section 7.01.

                                  ARTICLE VIII

                                 MISCELLANEOUS

        8.01       ENTIRE AGREEMENT; AMENDMENT

          This Agreement (together with all documents and instruments delivered in connection herewith) constitutes the full and complete agreement and understanding between the Parties hereto and shall supersede any and all prior written and oral agreements concerning the subject matter contained herein. This Agreement may not

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be modified, amended nor may any provision hereof be waived without a written instrument executed by Suntory, ICOS and the Company.

        8.02       WAIVER

          No failure or delay by any Party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such Party from exercising any such right, power or remedy at any later time or times.

        8.03       REMEDIES

          No right, power or remedy herein conferred upon or reserved to any Party is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of any Party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall to the extent permitted by law be cumulative and concurrent, and shall be in addition to every other right, power or remedy pursuant to this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise and the exercise or beginning of the exercise by any Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any Party of any or all such other rights, powers or remedies.

        8.04       HEADINGS

          Headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

        8.05       EFFECTIVENESS

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provision in any other jurisdiction.

        8.06       ATTORNEYS' FEES AND COSTS

          In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party or Parties to such litigation shall pay to the successful Party or Parties all costs and expenses, including actual attorneys' fees, incurred therein by such successful Party or Parties; and if such

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successful Party or Parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The successful Party shall be the Party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A Party not entitled to recover its costs shall not recover attorneys' fees.

        8.07       GOVERNING LAW

          This Agreement shall be construed in accordance with the internal laws, and not the law of conflicts, of the State of Delaware applicable to agreements made and to be performed in such state.

        8.08       BINDING EFFECT

           This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and assigns.

        8.09       NUMBER AND GENDER

          Words in the singular shall include the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

        8.10       COUNTERPARTS

          This Agreement may be executed in one or more counterparts by the Parties hereto. All counterparts shall be construed together and shall constitute one Agreement.

        8.11       AGREEMENT TO PERFORM NECESSARY ACTS

          Each Party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement.

        8.12       VALIDITY

          If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the

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remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

        8.13       REPRESENTATIONS

          Each of the Parties hereto acknowledges and agrees (i) that no representation or promise not expressly contained in this Agreement has been made by any other Party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (iii) that each has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

        8.14       FORCE MAJEURE

          Any Party shall be excused for failures and delays in performance of its respective obligations under this Agreement caused by war, riots or insurrections, laws and regulations (including, without limitation, imposition of export restrictions or controls), strikes, floods, fires, explosions or other catastrophes beyond the control and without the fault of such Party. This provision shall not, however, release such Party from using its best efforts to avoid or remove such cause and such Party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for non-performance, such Party shall give prompt written notice thereof to the other Party.

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          IN WITNESS WHEREOF, ICOS and the Company have caused this Agreement to be executed by their respective duly authorized representatives in the manner legally binding upon them as of the date first above written.

                           ICOS CORPORATION


                           By    /s/ George B. Rathmann
                               --------------------------
                                 George B. Rathmann,
                                 Chairman of the Board, President and
                                 Chief Executive Officer

                           SUNCOS CORPORATION


                           By    /s/ Terumi Nakajima
                               -----------------------
                                 Terumi Nakajima,
                                 Chairman of the Board


                           By    /s/ George B. Rathmann
                               --------------------------
                                 George B. Rathmann,
                                 President and Chief Executive Officer